                                                                  EXHIBIT 25(b)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(B)(2)  / /

                            ------------------------

                                  AMSOUTH BANK
              (Exact name of trustee as specified in its charter)

                        ALABAMA                                                  63-0935103
               (State of incorporation if                                     (I.R.S. Employer
               not a U.S. national bank)                                   Identification Number)

                1900 FIFTH AVENUE NORTH                                            35203
                  BIRMINGHAM, ALABAMA                                            (Zip Code)
        (Address of principal executive offices)

                                STEPHEN A. YODER
                                  AMSOUTH BANK
                                 LAW DEPARTMENT
                                 P.O. BOX 11007
                           BIRMINGHAM, ALABAMA 35288
                                 (205) 326-5319
           (Name, address and telephone number of agent for service)

                         ------------------------------

                          PROTECTIVE LIFE CORPORATION
              (Exact name of obligor as specified in its charter)

                        DELAWARE                                                 95-2492236
            (State or other jurisdiction of                                   (I.R.S. Employer
             incorporation or organization)                                Identification Number)

                 2801 HIGHWAY 280 SOUTH                                            35223
                  BIRMINGHAM, ALABAMA                                            (Zip code)
        (Address of principal executive offices)

                            ------------------------

                                DEBT SECURITIES
                      (Title of the indenture securities)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  ITEM 1.  GENERAL INFORMATION.

           FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE -

           (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS
           SUBJECT.

           STATE OF ALABAMA, SUPERINTENDENT OF BANKS, MONTGOMERY, ALABAMA 36130
           FEDERAL RESERVE BANK, ATLANTA GEORGIA 30303
           FEDERAL DEPOSIT INSURANCE CORPORATION, WASHINGTON, D.C. 20429

           (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

           Yes.

  ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

           IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

           None.

  ITEM 3.  VOTING SECURITIES OF THE TRUSTEE.

           Not applicable.

  ITEM 4.  TRUSTEESHIPS UNDER OTHER INDENTURES.

           IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER
           SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES,
           OF THE OBLIGOR ARE OUTSTANDING FURNISH THE FOLLOWING INFORMATION:

           (A) TITLE OF THE SECURITIES OUTSTANDING UNDER EACH SUCH OTHER INDENTURE.
           Protective Life Corporation 9% Subordinated Debentures Series A Due June 30, 2024

           Protective Life Corporation 8 1/4% Subordinated Debentures Series B Due June 30,
           2027

           (B) A BRIEF STATEMENT OF THE FACTS RELIED UPON AS A BASIS FOR THE CLAIM THAT NO
           CONFLICTING INTEREST WITHIN THE MEANING OF SECTION 310(B)(1) OF THE ACT ARISES AS
           A RESULT OF THE TRUSTEESHIP UNDER ANY SUCH OTHER INDENTURE, INCLUDING A STATEMENT
           AS TO HOW THE INDENTURE SECURITIES WILL RANK AS COMPARED WITH THE SECURITIES
           ISSUED UNDER SUCH OTHER INDENTURE.

           No conflicting interest exists because there is not and has not been any default under such other indentures. The indenture securities will rank PARI PASSU with the securities under such other indentures.

  ITEM 5.  INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR
           UNDERWRITERS.

           Not applicable.

  ITEM 6.  VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

           Not applicable.

  ITEM 7.  VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS.

           Not applicable

  ITEM 8.  SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

           Not applicable.

  ITEM 9.  SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

           Not applicable.

 ITEM 10.  OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR
           SECURITY HOLDERS OF THE OBLIGOR.

           Not applicable.

 ITEM 11.  OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50
           PERCENT OF MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

           Not applicable.

 ITEM 12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

           Not applicable.

 ITEM 13.  DEFAULTS BY THE OBLIGOR.

           (A) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES
           UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

           there is not and has not been any such default.

           (B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER
           SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES,
           OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES
           OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER
           ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND
           EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

           THERE HAS NOT BEEN ANY SUCH DEFAULT.

 ITEM 14.  AFFILIATIONS WITH THE UNDERWRITERS.

           Not applicable.

 ITEM 15.  FOREIGN TRUSTEE.

           Not applicable.

 ITEM 16.  LIST OF EXHIBITS.

           The additional exhibits listed below are filed herewith: exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust
           Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rule of
           Practice.

       1.  A copy of the articles of incorporation of the trustee as now in effect.

       2.  A copy of the certificate of authority of the trustee to commence business and to exercise trust powers.

       3.  See Exhibit 2 to Form T-1.

       4.  A copy of the existing bylaws of the trustee.

       5.  Not applicable.

       6.  The consent of the trustee required by Section 321 (b) of the Trust Indenture Act of 1939, as amended.

       7.  A copy of the latest report of condition of the trustee as of the close of business on march 31, 1997 published pursuant to the requirements of its supervising or examining authority.

       8.  Not applicable.

       9.  Not applicable.

                                   SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, AmSouth Bank, a state banking corporation organized and existing under the laws of the State of Alabama, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham, State of Alabama on the third day of July, 1997.

                                AMSOUTH BANK

                                BY           /s/ CHARLES S. NORTHEN, IV
                                     ------------------------------------------
                                               Charles S. Northen, IV
                                                   Vice President
                                            and Corporate Trust Officer

                                                                       Exhibit 1

                           ARTICLES OF INCORPORATION

                                  AMSOUTH BANK

    WHEREAS, AmSouth Bank of Alabama, AmSouth Bank of Florida, AmSouth Bank of Tennessee and AmSouth Bank of Georgia are merging with and into AmSouth Bank of Walker County, effective upon the consummation of such merger the Articles of Incorporation of AmSouth Bank of Walker County are hereby amended and restated as follows:

    FIRST: The name of the Corporation is AmSouth Bank.

    SECOND: The purposes, objectives and powers of the Corporation are:

        (a) To be and serve as an Alabama state bank with all the power and authority that may be exercised by an Alabama state bank.

        (b) To engage in any and all activities permissible under the laws of the State of Alabama for a corporation doing business as a bank including without limitation all powers (including incidental powers) set forth in Code of Alabama 1975, section 5-5A-18 as amended from time to time, it being intended that the terms "bank" and "banking" as used in this Article SECOND shall not restrict the Corporation from engaging in any activity permitted by statute, rule, regulation or order of the appropriate regulatory authority.

        (c) To do all things necessary and incidental to carrying on the business of banking and such business as is done by trust companies doing a bank business.

        (d) To buy, sell, lease, acquire, own, use and occupy real property in any locality, in a legal manner, that may be necessary or convenient for the performance and maintenance of said banking business.

        (e) To enter into contracts with persons, firms, associations and corporations for services of each and every kind that may be necessary or beneficial to the welfare of said banking business.

        (f) To conduct for a reasonable time any business of each and every kind that might be necessary for it to conduct by virtue of such bank having taken over such business as a result of a foreclosure of any mortgage or collateral security that it might necessarily have taken over; provided, however, that said authority shall in no event continue or be exercised beyond such time as the Superintendent of Banks for the State of Alabama shall fix as the termination date for the reasonable exercise of the authority.

        (g) To do each and every legal thing that may be for the betterment or welfare of said banking business, including, without limitation, merging with or into another entity as permitted by law.

    THIRD: The authorized amount of capital stock of this Corporation shall be 10,000 shares of one class of common stock of the par value of one dollar ($1.00) each, but said capital stock may be increased or decreased from time to time in accordance with the provisions of the laws of the State of Alabama.

    FOURTH: The directors of the Corporation shall not be liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (a) the amount of financial benefit received by the director to which he or she was not entitled; (b) an intentional infliction of harm on the Corporation or its shareholders; (c) a violation of Section 10-2B-8.33 of the Code of Alabama 1975 as amended from time to time; (d) an intentional violation of criminal law; or
(e) a breach of the director's duty of loyalty to the Corporation or its shareholders.

    FIFTH: These Articles of Incorporation may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of the majority of the stock of this Corporation, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

                                                                      Exhibit 2

STATE OF ALABAMA

MONTGOMERY COUNTY

                            CERTIFICATE OF APPROVAL

    WHEREAS, the undersigned has been requested to give his written approval authorizing AMSOUTH BANK OF WALKER COUNTY, JASPER, ALABAMA, to conduct and operate a Trust Department as set forth in the attached resolution and, whereas, said bank is duly qualified to be authorized:

    NOW, THEREFORE, I, the undersigned Wayne C. Curtis as Superintendent of Banks of the State of Alabama, do hereby approve the action taken by the Board of Directors of said AmSouth Bank of Walker County as set forth in the attached resolution, and do hereby authorize said bank to operate and conduct a Trust Department, become a trustee for any lawful purpose, be appointed and act as executor, administrator, guardian, and/or receiver, and do any business and exercise any powers incident to the business of trust and banking companies doing banking business.

    WITNESS my hand and seal of office this the 9th day of June, 1997.

                                          /s/ WAYNE C. CURTIS
                                          -------------------------
                                          Wayne C. Curtis
                                          Superintendent of Banks

                            SUPERINTENDENT OF BANKS
                                STATE OF ALABAMA
                              MONTGOMERY, ALABAMA

                            CERTIFICATE OF APPROVAL

    WHEREAS, satisfactory evidence has been presented to the Superintendent of Banks of the State of Alabama, showing that all requisite legal actions have been taken by AMSOUTH BANK OF WALKER COUNTY, located at JASPER, ALABAMA; AMSOUTH BANK OF FLORIDA, located at TAMPA, FLORIDA; AMSOUTH BANK OF TENNESSEE, located at CHATTANOOGA, TENNESSEE; AMSOUTH BANK OF GEORGIA, located at ROME, GEORGIA; and AMSOUTH BANK OF ALABAMA, located at BIRMINGHAM, ALABAMA, in accordance with the Alabama Interstate and International Bank Act of 1995, to merge AMSOUTH BANK OF FLORIDA, located at TAMPA, FLORIDA; AMSOUTH BANK OF TENNESSEE, located at CHATTANOOGA, TENNESSEE; AMSOUTH BANK OF GEORGIA, located at ROME, GEORGIA; and AMSOUTH BANK OF ALABAMA, located at BIRMINGHAM, ALABAMA with and into AMSOUTH BANK OF WALKER COUNTY under the title of AmSouth Bank. This merger shall not become effective before June 25, 1997.

    NOW, THEREFORE, IT IS HEREBY FOUND AND IT IS HEREBY CERTIFIED that the merger is approved in all respects on the 9th day of June, 1997.

    IN TESTIMONY WHEREOF, WITNESS my signature and the official seal of the Superintendent of Banks on the 9th day of June, 1997.

                                          /s/ WAYNE C. CURTIS
                                          ------------------------
                                          Wayne C. Curtis
                                          Superintendent of Banks

                                                                     Exhibit 4
                                                                 June 25, 1997

                                  AMSOUTH BANK

                                     BYLAWS

SECTION 1.1: ANNUAL MEETING

    The annual meeting of the shareholders of this Bank shall be held either immediately following the annual meeting of shareholders of AmSouth Bancorporation or on such date and at such time as may be fixed by resolution of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday in the state in which the meeting is to be held, the meeting shall be held on the next succeeding business day. If the election of directors shall not be held following the annual meeting of the shareholders of AmSouth Bancorporation or on the day fixed by the Board of Directors for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

SECTION 1.2: SPECIAL MEETINGS

    Except where specifically provided otherwise by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by the holder(s) of at least one tenth of the shares of such stock entitled to vote at the meeting.

SECTION 1.3: PLACE OF MEETING

    The place of meeting shall be the principal office of this Bank unless some other place, either within or without the State of Alabama, is designated by the Board of Directors.

SECTION 1.4: NOTICE OF MEETINGS

    This Bank, or in the case of a special meeting called by shareholders, the persons calling the meeting, shall notify shareholders in writing of the date, time and place of each annual and special shareholders' meeting not less than ten (10) nor more than sixty (60) days before the meeting date. Such notice may be waived (before or after the holding of any such meeting) in writing by shareholders otherwise entitled to receive such notice. If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

SECTION 1.5: FIXING OF RECORD DATE

        (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days, and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

        (b) If no record date for the determination of shareholders entitled to notice, to vote at a meeting of shareholders, or to receive payment of a dividend, is fixed, then (i) the day before the date on which the notice is mailed to shareholders or the date on which the resolution is adopted, as the case may be, shall be the record date for such determination of shareholders, or (ii) in the case of a record date for determining shareholders entitled to demand a special meeting, the date the first

                                                                June 25, 1997


    shareholder signs the demand, or (iii) in the case of a record date for determining shareholders entitled to take action without a meeting, the date the first shareholder signs the written consent.

SECTION 1.6: PROXIES

    Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing. Proxies for any meeting may, but need not, be limited to that meeting alone, and any adjournment thereof, shall be dated, and shall be filed with the records of the meeting. An appointment of a proxy is valid for eleven (11) months unless a longer period is expressly provided in the appointment form.

SECTION 1.7: QUORUM

    Shares of the capital stock of the Bank representing a majority of the shares entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum in all meetings of shareholders, and at such meetings each share of common stock shall be entitled to one (1) vote.

SECTION 1.8: ACTION BY CONSENT WITHOUT A MEETING

    Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting if a written consent thereto is signed by all the shareholders entitled to vote on the action and such written consent is filed with the minutes of the proceedings of shareholders.

SECTION 2.1: BOARD OF DIRECTORS: NUMBER, VACANCIES, AND QUALIFICATIONS

        (a) The affairs of the Bank shall be managed by a Board of Directors which shall consist of not less than five (5) nor more than fifteen (15) persons, the exact number, within the limits stated, to be determined from time to time by resolution of the shareholders at any meeting thereof; provided, however, that no decrease shall have the effect of shortening the term of any incumbent director. All the vacancies on the Board of Directors occurring in the interval between annual meetings shall be filled by the shareholders.

        (b) At least fifty-one percent of the whole number of directors must be residents of the State of Alabama and at least seventy-five percent of the whole number of directors must be residents of the State of Alabama or of states contiguous to it; and, all directors must own the number of shares of the parent company of the Bank required by the law of Alabama.

        (c) The qualifications and retirement policies for the members of the Board of Directors shall be established from time to time by resolution of the Board of Directors.

        (d) Any director may resign at any time upon written notice to the Bank. Any director or the entire Board of Directors may be removed by the shareholders at any time with or without cause.

SECTION 2.2: ORGANIZATIONAL MEETING

    The Chairman of the Board shall notify the directors of their election and of the time and place for them to meet for the organization of the new Board of Directors. This meeting shall be held within one (1) week from the time of their election, or as soon thereafter as practicable. If at the time fixed for such a meeting there shall be no quorum in attendance, the directors-elect present may adjourn from time to time until a quorum shall be obtained.

SECTION 2.3: REGULAR MEETINGS

    A regular meeting of the Board of Directors shall be held without other notice than this bylaw at 1:00 p.m., local time, on the third Thursday of January, March, April, July, October, and December (unless such date shall fall on a Bank holiday, in which event the meeting shall be held on the next succeeding business

                                                                June 25, 1997

day and at the same hour or at such other hour as may be designated by the Board of Directors). Regular meetings of the Board of Directors shall be held at the principal office of this Bank or such other location as may be determined by the Board of Directors or as permitted by law. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Alabama, for the holding of additional or substitute regular meetings without other notice than such resolution.

SECTION 2.4: SPECIAL MEETINGS

    Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or any three (3) directors. Special meetings of the Board of Directors may be held at the principal office of this Bank or at another place, either within or without the State of Alabama.

SECTION 2.5: PARTICIPATION BY CONFERENCE TELEPHONE

    Members of the Board of Directors, or of any committee thereof, may participate in any meeting of the Board of Directors or of any such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; and participation in a meeting in such manner shall constitute presence in person at the meeting.

SECTION 2.6: ACTION BY CONSENT WITHOUT A MEETING

    Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of the Board of Directors or committee.

SECTION 2.7: NOTICE

    At least one (1) day's notice of any special meeting of the Board of Directors or of any meeting of a committee of the Board of Directors shall be given to all directors or committee members, as the case may be, unless, in the opinion of the officer or directors calling the meeting, an emergency exists that requires less than one (1) day's notice; in that event, only such notice need be given as such officer or directors shall direct. Any director may waive notice of any meeting by signing a waiver in writing, before or after the date and time stated in the notice. The attendance or participation of a director at a meeting (i) waives notice or any defect in the notice of such meeting, except where a director objects at the beginning of the meeting to holding the meeting or transacting any business because the meeting is not lawfully called or convened, and does not thereafter vote for or assent to the action taken at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purposes stated in the meeting notice, unless the director objects to considering the matter before action is taken on the matter.

SECTION 2.8: FEES

    By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof and may be paid a fixed sum for attendance at each such meeting or a stated salary as director, or both.

SECTION 2.9: QUORUM

    A majority of the Board of Directors shall constitute a quorum for the transaction of business, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

                                                                 June 25, 1997

SECTION 3.1: COMMITTEES OF THE BOARD

    The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, which, to the extent provided in such resolution or resolutions, shall have, and may during intervals between the meetings of the Board of Directors exercise, all the powers and authority of the Board of Directors in the management of the business and affairs of this Bank and may authorize the seal of this Bank to be affixed to all papers that may require it. Each such committee or committees shall consist of one or more of the directors of this Bank and shall have such name or names as may be determined from time to time by resolution or resolutions adopted by the Board of Directors. The designation of any such committee or committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, nor any member thereof, of any responsibility imposed upon it, him, or her by law. The Board of Directors may by resolution designate committees of the Board of Directors of AmSouth Bancorporation to serve as committees of the Board of Directors of this Bank.

SECTION 3.2: LOCAL BOARDS

    The Chief Executive Officer may appoint, from time to time, Local Boards of Directors for any one or more of the cities or other geographic areas served by the Bank. The members of Local Boards of Directors shall consist of such persons as shall have been recommended by the senior officer for the relevant city or other geographic area. Such persons may, but are not required to be, officers or directors of the Bank. Local Boards of Directors shall serve at the pleasure of the Chief Executive Officer of this Bank. The duties of Local Boards of Directors shall be those prescribed from time to time by the Chief Executive Officer of this Bank.

SECTION 4.1: GENERAL

        (a) The officers of this Bank shall consist of a Chairman of the Board of Directors, a President, one or more Vice Presidents (one or more of whom may be designated by the Board of Directors as Senior Executive Vice President, Executive Vice President, Senior Vice President, or such other title as the Board of Directors may determine), a Chief Accounting Officer or Controller, and a Corporate Secretary and may also include such other officers as the Board of Directors may from time to time determine, including, but not limited to, one or more Vice Chairmen and one or more Assistant Secretaries. Either the Chairman of the Board or the President shall be designated by the Board of Directors as the Chief Executive Officer of the Bank; the President, a Vice Chairman, or one of the Vice Presidents may be designated by the Board as the Chief Operating Officer of the Bank; and, other officers may be designated by other titles such as "Chief Compliance Officer," "Chief Financial Officer," "Chief Credit Officer," "State Banking Group Head," and the like.

        (b) As used in these bylaws, the term "Executive Officers" shall include the Chairman of the Board (if, but only if, he or she also is the Chief Executive Officer), the President (regardless of whether he or she is the Chief Executive Officer), any Vice Chairman of the Board, the Senior Executive Vice Presidents, and the Executive Vice Presidents. Their "order of authority" shall be the order designated by resolution of the Board of Directors or if not so designated by the Board of Directors, as designated by the Chief Executive Officer.

        (c) Notwithstanding anything to the contrary contained in this Section
    4.1 or elsewhere in these bylaws, no one other than the members of the Management Committee of this Bank's parent company, AmSouth Bancorporation, shall participate in or have the authority to participate in (otherwise than in the capacity of a director), major policy-making functions of the Bank. All officers of this Bank other than the members of the Management Committee of AmSouth Bancorporation, shall be excluded from major policy-making functions of this Bank, otherwise than in the capacity of a director of this Bank. Executive officers of all other AmSouth Bancorporation affiliates (other than members of the AmSouth Bancorporation Management Committee) and of subsidiaries of this Bank

                                                                June 25, 1997

    are excluded from participation in major policy-making functions of this Bank. Nothing contained in these bylaws is intended to have any bearing on whether or not an officer of this Bank is an "executive officer" of this Bank for any purpose other than for convenient reference in these bylaws, including, but not limited to, the purposes of determining whether or not any officer of this Bank is an "officer" within the meaning of Section 16 of the Securities Exchange Act of 1934 or an "executive officer" under Regulation O of the Federal Reserve Board. Only members of the Management Committee of AmSouth Bancorporation shall be (i) "officers" for purposes of
    Section 16 of the Securities Exchange Act of 1934 (unless Section 16 or applicable regulations require other officers with specific titles to be subject to Section 16) or (ii) "Executive Officers" for purposes of Regulation O of the Federal Reserve Board.

        (d) Any two or more offices in this Bank may, except where prohibited by law, be held by the same individual. In cases where an individual holds more than one office, that person shall have the authority of all offices so held and shall occupy the "order of authority" for the more senior of the offices held.

        (e) Except as provided below, all officers shall be elected annually by the Board of Directors at its first meeting next following the Annual Meeting of Shareholders of the Bank, or as soon thereafter as is practicable; and, their terms of office shall be for one (1) year, commencing upon election, or until their successors are elected and qualified, whichever occurs later.

           (i) The Board of Directors may, at any time and for any reason sufficient to them, elect such other officers as they may deem desirable.

           (ii) Each of the two (2) Executive Officers having the highest order of authority has the power to elect or appoint, or delegate to any other officer of the Bank the power to elect or appoint, all employees and all officers holding a title at or below that of Senior Vice President. Appointment of employees and election of persons to an office at or below the level of Senior Vice President shall be made, unless one of the said two (2) Executive Officers acts directly in a particular instance, as provided in the personnel policies of the Bank, as they may from time to time be adopted, amended, and modified. Compensation of all officers and employees shall be fixed as provided in the personnel policies of this Bank.

        (f) Each officer shall hold his or her office until his or her successor is elected and qualified or until his or her earlier election or removal. Any officer may resign at any time upon written notice to the Bank. All officers and employees serve at the will of this Bank and may be removed from office and employment at any time, with or without cause.

           (i) Only the Board of Directors or its Executive Committee can remove from office the Chief Executive Officer, the Chairman of the Board, or the President.

           (ii) All other officers and employees may be removed from office by either of the two (2) Executive Officers having the highest order of authority or by any person authorized so to do by the personnel policies of this Bank; and, unless one of the said two (2) Executive Officers acts directly in a particular instance, removal from office or employment shall be as provided in the personnel policies of the Bank, as they may from time to time be adopted, amended, and modified.

        (g) Vacancies among the Executive Officers may be filled by the Board of Directors or the Executive Committee. In the event of a vacancy in any of the offices of the Executive Officers, any of the other Executive Officers remaining may be elected to fill the vacancy in such office for such period as the Board of Directors may determine or until further action by the Board.

                                                                 June 25, 1997


SECTION 4.2: CHIEF EXECUTIVE OFFICER

    Subject to the direction of the Board of Directors, of the Executive Committee, and of other committees of the Board having authority, the Chief Executive Officer shall be vested with authority to act for the Bank in all matters to the extent that such delegation of authority may not be contrary to law; shall have general charge of the Bank and of its business and affairs, including authority over the operations of the Bank and over its employees; and, subject to the limitations stated, shall have full power and authority to do and perform in the name of the Bank all acts necessary or proper in his or her opinion to be done and performed and to execute for and in the name of the Bank all instruments, agreements, and deeds which may be authorized to be executed on behalf of the Bank or which may be required by law.

SECTION 4.3: CHAIRMAN OF THE BOARD

    The Chairman of the Board, or in his or her absence, the President or other Executive Officers, in their order of authority, shall preside at all regular, called, or special meetings of the Board of Directors, the Executive Committee, and the shareholders, and at adjournments thereof.

SECTION 4.4: PRESIDENT

    The President shall, subject to the direction of the Board of Directors, its Executive Committee, and other committees of the Board of Directors having authority (and, if he or she is not the Chief Executive Officer, then also subject to the direction of the Chief Executive Officer), be vested with authority to act for the Bank in all matters to the extent that such delegation of authority may not be contrary to law. The President, regardless of whether he or she is also the Chief Executive Officer, shall have the same power to sign for the Bank as is prescribed in these bylaws for the Chief Executive Officer. The President shall perform all duties incidental to the office and shall perform such other duties as may be assigned from time to time by the Board of Directors or the Chief Executive Officer.

SECTION 4.5: OTHER EXECUTIVE OFFICERS

    Each of the Executive Officers shall (subject to the direction of the Board of Directors and of the committees of the Board having authority and to the direction of the Chief Executive Officer) have and may exercise authority to act for the Bank in all matters to the extent that such delegation of authority may not be contrary to law and, in general, to discharge the functions and to exercise the authority vested in the Chief Executive Officer in matters not otherwise acted upon by the Chief Executive Officer or by other Executive Officers senior in the order of authority. Subject to the limitations stated above, the authority of each Executive Officer shall include authority over the operations of the Bank within his or her assigned areas of responsibility and over assigned employees, and authority to do and perform in the name of the Bank all acts necessary or proper in his or her opinion to be done and performed and to execute for and in the name of the Bank all instruments, agreements, and deeds which may be authorized to be executed on behalf of the Bank or required by law.

SECTION 4.6: VICE PRESIDENTS

    Any Vice President shall have the authority to execute in the name of the Bank stock certificates of the Bank and transfers, conveyances, assignments, certificates, releases, satisfactions, authentications, options, proxies, leases, including oil, gas, and other mineral leases, agreements, including, but not limited to agreements relating to depository accounts of the Bank, or other instruments pertaining to investments, assets or operations of the Bank or powers held or controlled by the Bank. The Vice Presidents shall have such other powers as are from time to time conferred upon them by the Board of Directors, committees of the Board, and the Executive Officers.

                                                                 June 25, 1997


SECTION 4.7: CHIEF ACCOUNTING OFFICER OR CONTROLLER

    An officer of the Bank shall be appointed "Chief Accounting Officer" or "Controller" and shall have custody of the Bank's general accounting records, shall prepare financial statements, tax returns, profit plans and reports to regulatory authorities, and shall have such other duties as the Chief Executive Officer or other Executive Officer may assign him or her from time to time.

SECTION 4.8: THE SECRETARY

    The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one (1) or more books provided for that purpose;
(b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and affix, or cause to be affixed, the seal of the Bank to all documents the execution of which on behalf of the Bank under its seal is appropriate; (d) keep a record of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the Bank; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by these bylaws, by the Chief Executive Officer, or by the Board of Directors. The Secretary may, from time to time, delegate to other officers of the Bank, including, but not limited to Assistant Secretaries, any or all of the duties and powers of the Secretary hereunder.

SECTION 4.9: HEAD OF THE TRUST DIVISION

    The officer designated by the Chief Executive Officer as the head of the Trust Division shall have all of the powers and authority vested in any officer described in Sections 4.10 and 4.11 of these bylaws, and in addition, shall be in charge of and exercise general supervision and management over the affairs of the Trust Division; shall be empowered, in his or her discretion, to appoint all necessary agents and attorneys; and, shall have such other duties and powers as shall be delegated by the Chief Executive Officer, the Board of Directors, Executive Committee, or any committee of the Board of Directors with authority over trust matters.

SECTION 4.10: VICE PRESIDENTS ASSIGNED TO TRUST DIVISION

    Each Vice President (and any officer more senior in authority) who is assigned to the Trust Division, or who is otherwise shown on the personnel records of the Bank as occupying a position in which he or she acts on behalf of the Bank in a trust capacity, shall have all of the powers vested in any officer described in Section 4.11 of these bylaws, and, in addition, is empowered to execute all deeds, conveyances, mortgages, contracts, bonds, bills of sale, trust or agency agreements, indentures or deeds of trust, notes, assignments, powers of attorney or of substitution, or any other instrument incident to the acceptance of any trust, or the pledge, sale, or other disposition of any property, rights, or powers held or controlled by the Bank in any fiduciary capacity; to purchase, sell, pledge, or otherwise dispose of stocks, bonds, or any other securities, or property of any kind, real or personal, for trust accounts; and, to perform such other duties as may be authorized by the Chief Executive Officer, the Board of Directors, Executive Committee, any committee of the Board of Directors with authority over trust matters, or by the head of the Trust Division. Notwithstanding anything in the bylaws, no reference to a person being assigned to the Trust Division or to a person acting in a trust capacity shall be interpreted to mean that all actions taken by such person are necessarily of a fiduciary nature.

SECTION 4.11: OTHER OFFICERS ASSIGNED TO TRUST DIVISION

        (a) Each Officer assigned to the Trust Division, or who is otherwise shown on the personnel records of the Bank as occupying a position in which he or she acts on behalf of the Bank in a trust capacity, who is not also a Vice President and any other officer of this Bank assigned to work in the

                                                                 June 25, 1997

    Trust Division of this Bank, or who is otherwise shown on the personnel records of the Bank as occupying a position in which he or she acts on behalf of the Bank in a trust capacity, shall have the power to execute all certificates, releases, satisfactions, authentications (including authentication of bonds), proxies, leases (including oil, gas, and other mineral leases), transfers, receipts, agreements, or other instruments pertaining to or incident to the management or handling of any property, right, or powers held or controlled by the Bank in any fiduciary capacity, or pertaining to or incident to the management or handling of any trust accounts under the supervision or management of the Bank.

        (b) Each officer described in Section 4.11(a) in addition may execute in the name of the Bank stock certificates of corporations for which the Bank is transfer agent or registrar, and mortgages, indentures, or deeds of trust of a corporate nature in connection with which the Bank is to act as trustee for holders of bonds or debentures. Each such officer shall also have the authority to affix and attest the corporate seal, and perform such other duties as may be authorized by the Chief Executive Officer, the Board of Directors, Executive Committee, any committee of the Board of Directors with authority over trust matters, or by the head of the Trust Division.

SECTION 4.12: EXERCISE OF AUTHORITY OF CHIEF EXECUTIVE OFFICER BY OTHER EXECUTIVE OFFICERS

    In case of the disqualification, disability, death, resignation, or removal of the Chief Executive Officer, and until the Board of Directors has filled the vacancy, the Executive Officers, in their order of authority, shall act as such Chief Executive Officer and with his full authority.

SECTION 4.13: SPECIFIC POWERS OF CERTAIN OFFICERS

        (a) Any Executive Officer, any Vice President, any Assistant Vice President, or other officer, or any of them, and such other person or persons as may be authorized by the Board of Directors or by any committee of the Board of Directors with authority in the premises, or by any of the Executive Officers, shall have the power to receipt for all moneys due or payable to the Bank from any source whatever, and to sign and endorse checks, drafts, warrants, and other choses in action in the name of the Bank and in its behalf.

        (b) No officer or employee of the Bank shall have the right or authority to make loans except in accordance with policies and limits adopted by the Board of Directors, the Executive Committee, or the Management Committee of AmSouth Bancorporation, or unless and until he or she has been expressly granted such right and authority by the Chief Executive Officer, the Board of Directors, the Executive Committee, or the Management Committee.

        (c) Only such officers of the Bank as are authorized by these bylaws or by the Board of Directors or by a policy adopted by the Board of Directors shall have the right and authority to purchase investment securities permitted by law for and on account of the Bank and the right and power to sell and dispose of any stocks, bonds, debentures, or any other securities of any kind held or owned by the Bank; and they and any of them shall be and are hereby authorized to make any and all necessary and proper transfers of such ownership in any and all cases where sales thereof are made.

        (d) Any officer of the Bank shall have the authority to attest the execution of any paper for and on behalf of the Bank and to affix the corporate seal of the Bank to any such paper.

SECTION 4.14: BONDS OF OFFICERS AND EMPLOYEES

    The Board of Directors shall from time to time designate the officers and employees who shall be required to give bond and fix the amounts thereof.

                                                               June 25, 1997


SECTION 4.15: FACSIMILE SIGNATURES

    Signatures of officers and employees may be made by the use of stamped facsimile signatures.

SECTION 5.1: TRANSFERS

    Transfer of stock in this Bank can be made only in writing upon the transfer books of the Bank by the Secretary upon production of a certificate or certificates of stock with transfer and assignment endorsed thereon by the person or persons in whose name the certificate was issued, his or her personal representative or duly authorized attorney in fact, following such procedures as are commonly in use by stock transfer agents and as may be required by applicable Federal and State law. The old certificate or certificates must be surrendered and canceled before the new certificate is issued or delivered.

SECTION 5.2: STOCK CERTIFICATES

    Certificates of stock of this Bank shall be signed by or in the name of any of the Executive Officers, manually or by facsimile, engraved or printed signature, shall also be manually signed by the Secretary, and shall be sealed with the seal of the Bank or shall bear a facsimile of such seal. Where blank certificates are in supply bearing the engraved or printed signature of a former officer or officers, the Board of Directors or Executive Committee may adopt and authorize the use of the same notwithstanding that such person may have ceased to be such officer at the time when the certificate shall be actually issued.

SECTION 5.3: LOST OR DESTROYED CERTIFICATES

    In case of loss or destruction of any certificate of stock, the holder or owner thereof shall give notice thereof to the division or department of the Bank then handling transfers of stock of the Bank, and if such holder or owner shall desire the issue of a new certificate in place of the one lost or destroyed, he or she shall make an affidavit of such loss or destruction and deliver the same to the division or department of the Bank then handling transfers of stock of the Bank, and accompany the same with a bond, with security satisfactory to this Bank, to indemnify and save harmless this Bank against any loss, cost, or damage, in case the certificate reported lost or destroyed should thereafter be presented to this Bank, or arising out of the issue of such new certificate.

SECTION 6.1: CORPORATE SEAL

    The corporate seal of this Bank shall be a circular die with the words "AmSouth Bank."

SECTION 7.1: FISCAL YEAR

    The fiscal year of the Bank shall be the calendar year.

SECTION 7.2: PROXIES

    Unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer may cast, or from time to time appoint an attorney or agent of this Bank to cast, the votes that this Bank may be entitled to cast as the holder of stock or other securities in any other corporation any of the stock or other securities of which may be held by this Bank, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name and on behalf of this Bank as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name and on behalf of this Bank and under its corporate seal or otherwise, all such written proxies or other instruments as the Chief Executive Officer may deem necessary or proper in the premises.

                                                               June 25, 1997

SECTION 8.1: INDEMNIFICATION

        (a) Except as provided below, the Bank shall indemnify an individual made a party to a proceeding because he or she is or was a director, officer or employee against liability incurred in the proceeding if:

        (1) the individual conducted himself or herself in good faith; and

        (2) the individual reasonably believed:

           (i) in the case of conduct in his or her official capacity with the Bank, that the conduct was in its best interests; and

           (ii) in all other cases, that the conduct was at least not opposed to its best interests; and

        (3) in the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

    An individual's conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and beneficiaries of, the plan is conduct that satisfies the requirement of
(2)(ii) above. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director, officer or employee did not meet the standard of conduct described above.

    Indemnification under this paragraph (a) in connection with a proceeding by or in the right of the Bank is limited to reasonable expenses incurred in connection with the proceeding.

    Notwithstanding the other provisions of this paragraph (a), the Bank may not indemnify a director, officer or employee (1) in connection with a proceeding by or in the right of the Bank in which the director, officer or employee was adjudged liable to the Bank; or (2) in connection with any other proceeding charging improper personal benefit to the director, officer or employee whether or not involving action in his or her official capacity, in which the director, officer or employee was adjudged liable on the basis that personal benefit was improperly received by him or her.

        (b) The Bank shall indemnify a director, officer or employee who was successful on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter in such proceeding, where he or she was a party because he or she is or was a director, officer or employee of the Bank, against reasonable expenses incurred in connection therewith, notwithstanding that he or she was not successful on any other claim, issue or matter in any such proceeding.

        (c) The Bank may pay for or reimburse the reasonable expenses incurred by a director, officer or employee who is a party to a proceeding in advance of final disposition of the proceeding if:

           (1) The director, officer or employee furnishes the Bank a written affirmation of good faith belief that he or she has met the standard of conduct described in paragraph (a) above;

           (2) The director, officer or employee furnishes the Bank a written undertaking executed personally or on behalf of the director, officer or employee, to repay the advance if it is ultimately determined that the director, officer or employee did not meet the standard of conduct, or is not otherwise entitled to indemnification under paragraph (a) above, unless indemnification is approved by a court of competent jurisdiction; and

           (3) A determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.

    The undertaking required by (2) above must be an unlimited general obligation of the director, officer or employee but need not be secured and may be accepted without reference to financial ability to make repayment.

                                                                  June 25, 1997



    Determinations and authorizations of payments under this paragraph shall be made in the manner specified in paragraph (d) below.

        (d) The Bank may not indemnify a director, officer or employee under paragraph (a) above unless the indemnification is authorized in the specific case after a determination has been made that indemnification of the director, officer or employee is permissible under the circumstances because the director, officer or employee has met the standard of conduct set forth in paragraph (a). The determination shall be made:

           (1) By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; or

           (2) If a quorum cannot be obtained under (1) above, by a majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; or

           (3) By special legal counsel (i) selected by the Board of Directors or its committee in the manner prescribed in (1) or (2); or (ii) if a quorum of the Board of Directors cannot be obtained under (1) and a committee cannot be designated under (2), selected by a majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

           (4) By the shareholders, but shares owned by or voted under the control of directors, officers or employees who are at the time parties to the proceeding may not be voted on the determination. A majority of the shares that are entitled to vote on the transaction by virtue of not being owned by or under the control of such directors, officers or employees constitutes a quorum for the purpose of taking action under this paragraph (d).

    Authorization of indemnification and evaluation as to the reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to the reasonableness of expenses shall be made by those entitled under (3) above to select counsel.

        (e) The Bank may purchase and maintain insurance or furnish similar protection (including but not limited to trust funds, self-insurance reserves or the like) on behalf of an individual who is or was a director, officer or employee of the Bank or who, while a director, officer or employee of the Bank, is or was serving at the request of the Bank as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer or employee whether or not the Bank would have the power to indemnify him or her against the same liability under this Article.

        (f) Any indemnification or advance for expenses authorized under this Article shall not be deemed exclusive of and shall be in addition to any other right to which those indemnified may be entitled under any statute, rule of law, provisions of articles of incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

        (g) For purposes of this Article the following words shall have the meanings set forth below:

           (1) "Bank" includes any domestic or foreign predecessor entity of the Bank in a merger or other transaction in which the predecessor's existence ceased upon consummation of the merger.

           (2) "Director, officer or employee" means an individual who is or was a director, officer or employee of the Bank or an individual who, while a director, officer or employee of the Bank, is or was serving at the Bank's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan

                                                                  June 25, 1997


       or other enterprise. A director, officer or employee is considered to be serving an employee benefit plan at the Bank's request if his or her duties to the Bank also impose duties on, or otherwise involve services by, the director, officer or employee to the plan or to participants in or beneficiaries of the plan. "Director, officer or employee" includes, unless the context requires otherwise, the estate or personal representative of a director, officer or employee. For purposes of this
       Section 8.1 only, "director" shall include an individual who is or was serving the Bank as an honorary, advisory or local director.

           (3) "Expenses" include counsel fees.

    (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred with respect to a proceeding.

           (5) "Official capacity" means (i) when used with respect to a director, the office of director of the Bank; and (ii) when used with respect to an individual other than a director, the office in the Bank held by an officer or the employment relationship undertaken by the employee on behalf of the Bank. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise.

           (6) "Party" includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

           (7) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal.

SECTION 9.1: AMENDMENTS

    These bylaws may be changed or amended only by a vote of the shareholders.

                                   EXHIBIT 6

                               CONSENT OF TRUSTEE

    Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Debt Securities by Protective Life Corporation, we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request thereof.

    Dated July 3, 1997

                                AMSOUTH BANK

                                By:  /s/ CHARLES S. NORTHEN, IV
                                     -----------------------------------------
                                     Charles S. Northen, IV
                                     Vice President
                                     and Corporate Trust Officer

                                                                       EXHIBIT 7

            CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
              AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1997

   ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE
                                   INDICATED,
   REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY OF THE QUARTER.

                           SCHEDULE RC--BALANCE SHEET

                                                                                          DOLLAR AMOUNTS IN THOUSANDS
                                                                             -----------------------------------------------------
ASSETS
       1.  Cash and balances due from depository institutions (from Schedule RC-A):                     RCFD
                                                                                                   ---------
           a. Noninterest-bearing balances and currency and coin(1)..............................       0061    405.984        1.a
           b. Interest-bearing balances(2).......................................................       0071          7        1.b
       2.  Securities
           a. Held-to-maturity securities (from Schedule RC-B, column A).........................       1754  1,085,267        2.a
           b. Available-for-sale securities (from Schedule RC-B, column D).......................       1773    940,398        2.b
       3.  Federal funds sold and securities purchased under agreements to resell................       1350     11,475        3
       4.  Loans and lease financing receivables                                  RCFD
                                                                             ---------
           a. Loans and leases, net of unearned income (from Schedule
              RC-C)........................................................       2122  6,880,680                              4.a
           b. LESS: Allowance for loan and lease losses....................       3123     91,500                              4.b
           c. LESS: Allocated transfer state reserve.......................       3124          0                              4.c
                                                                                                        RCFD
                                                                                                   ---------
           d. Loans and leases, net of unearned income,
              allowance, and reserve (Item 4.a minus 4.b and 4.c)................................       2125  5,789,180        4.d
       5.  Trading assets (from Schedule RC-D)...................................................       3545      5,346        5.
       6.  Premises and fixed assets (including capitalized leases)..............................       2145    170,771        6.
       7.  Other real estate owned (from Schedule RC-M)..........................................       2150      2,069        7.
       8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule
              RC-M)..............................................................................       2130     12,451        8.
       9.  Customers' liability to this bank on acceptances outstanding..........................       2155      1,743        9.
      10.  Intangible assets (from Schedule RC-M)................................................       2143     23,221       10.
      11.  Other assets (from Schedule RC-F).....................................................       2160    253,923       11.
      12.  Total assets (sum of Items 1 through 11)..............................................       2170  9,701,845       12.

------------------------------

(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposits not held for trading.

            CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
              AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1997

   ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE
                                   INDICATED,
   REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY OF THE QUARTER.

                     SCHEDULE RC--BALANCE SHEET (CONTINUED)

                                                                                           DOLLAR AMOUNTS IN THOUSANDS
                                                                                    -----------------------------------------
LIABILITIES
      13.  Deposits:
                  a.  In domestic offices (sum of totals of columns A and C from Schedule                    RCON
                        RC-E, part 1)........................................................    RCON        2200  6,690,453 13.a
                                                                                               ---------
                      (1) Noninterest-bearing(1)..................................       8631  1,346,470                     13.a.1
                      (2) Interest-bearing........................................       6638  5,343,983                     13.a.2
                  b.  In foreign offices, Edge and Agreement subsidiaries, and
                      16Fs (from Schedule RC-E, Part II)..........................    RCFM                   2200        816 13.b
                                                                                    ---------
                      (1) Noninterest-bearing.....................................       6631          0                     13.b1
                      (2) Interest-bearing........................................       6638        816     RCFD            13.b2
                                                                                                          ---------
      14.  Federal funds purchased and securities sold under agreements to repurchase...................     2800  1,126,860 14
                                                                                                            RCON
                                                                                                          ---------
      15.         a.  Demand notes issued to the U.S. Treasury..........................................     2840    128,362 15.a
                                                                                                            RCFD
                                                                                                          ---------
                  b.  Trading liabilities (from Schedule RC-D)..........................................     3545          0 15.b
      16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
                  a.  With a remaining maturity of one year or less.....................................     2332    315,501 16.a
                  b.  With a remaining maturity of more than one year...................................     2333    425,287 16.b
      17.  Not applicable
      18.  Bank's liability on acceptances executed and outstanding.....................................     2920      1,743 18
      19.  Subordinated notes and debentures(2).........................................................     3200          0 19
      20.  Other liabilities (from Schedule RC-G).......................................................     2930    142,060 20
      21.  Total liabilities (sum of items 13 through 20)...............................................     2948  8,831,082 21
      22.  Not applicable
EQUITY CAPITAL
      23.  Perpetual preferred stock and related surplus................................................     3638          0 23
      24.  Common stock.................................................................................     3230     16,050 24
      25.  Surplus (exclude all surplus related to preferred stock).....................................     3838    273,649 25
      26.         a.  Undivided profits and capital reserves............................................     3622    578,029 26.a
                  b.  Net unrealized holding gains (losses) on available-for-sale securities............     3434      2,035 26.b
      27.  Cumulative foreign currency translation adjustments..........................................     3264          0 27
      28.  Total equity capital (sum of items 23 through 27)............................................     3210    870,763 28
      29.  Total liabilities, limited-life preferred stock, and equity capital (sum of Items 21 and
             28)........................................................................................     3300  9,701,848 29
MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
       1.  Indicate in the box at the right the number of the statement below that best describes the
             most comprehensive level of auditing work performed for the bank by the independent             RCFD     NUMBER
             external auditors as of any date during 1996...............................................     6724          2 M.1

1 = Independent audit of the bank conducted in           4 = Directors' examination of the bank performed by
    accordance with generally accepted auditing          other external auditors (may be required by state
    standards by a certified public accounting firm          chartering authority)
    which submits a report on the bank                   5 = Review of the bank's financial statements by
2 = Independent audit of the bank's parent holding       external auditors
    company conducted in accordance with generally       6 = Compilation of the bank's financial statements by
    accepted auditing standards by a certified public        external auditors
    accounting firm which submits a report on the        7 = Other audit procedures (excluding tax preparation
    consolidated holding company (but not on the bank    work)
separately)                                              8 = No external audit work
3 = Directors' examination of the bank conducted in
    accordance with generally accepted auditing
    standards by a certified public accounting firm
    (may be required by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.